Exhibit 99.1

Wayfair Announces Second Quarter 2016 Results
Q2 Direct Retail Revenue Growth of $315.4 million, up 71.6% Year over Year to $755.7 million
Q2 Total Net Revenue Growth of $295.2 million, up 60.0% Year over Year to $786.9 million
6.7 million Active Customers, up 65.0% Year over Year

BOSTON, MA — August 9, 2016 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for home furnishings and décor, today reported financial results for its second quarter ended June 30, 2016.
 Second Quarter 2016 Financial Highlights

•	Direct Retail revenue, consisting of sales generated primarily through the sites of Wayfair’s five brands, increased $315.4 million to $755.7 million, up 71.6% year over year

•	Total net revenue increased $295.2 million to $786.9 million, up 60.0% year over year

•	Gross profit was $188.5 million or 24.0% of total net revenue

•	Adjusted EBITDA was $(24.9) million or (3.2)% of total net revenue

•	GAAP net loss was $48.3 million

•	GAAP basic and diluted net loss per share was $0.57

•	Non-GAAP diluted net loss per share was $0.43

•	Non-GAAP free cash flow was $(19.4) million

•	At the end of the second quarter, cash, cash equivalents, and short-term and long-term investments totaled $353.5 million
"We are pleased to report the continued rapid growth of our business with Q2 net revenue up 60% year over year and our Direct Retail business up 72%, or $315 million, year over year. We are achieving strong momentum across the business as Wayfair continues to take between a third and forty percent of the online dollar growth in our categories in the U.S.," said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. "Our exceptional growth is fueled by a steadfast commitment to exceeding customer expectations through innovation. We are leveraging our expertise in technology and data across all areas of the business with a strategic focus on the expansion and optimization of our warehousing, transportation and logistics infrastructure. As a result of these key initiatives, we are speeding up delivery times and reducing damage rates to make the retail experience for home more seamless and satisfying than ever before for our customers. We look forward to building on our success in the United States and our investments in Europe and Canada, and remain very enthusiastic about our long term growth and profit potential."
Other Second Quarter Highlights

•	The number of active customers in our Direct Retail business reached 6.7 million as of June 30, 2016, an increase of 65.0% year over year

•	LTM net revenue per active customer increased to $404, an increase of 13.2% year over year

•	Orders per customer, measured as LTM orders divided by active customers, increased to 1.70 for the second quarter of 2016, compared to 1.67 in the second quarter of 2015

•	Repeat customers placed 57.6% of total orders in the second quarter of 2016, compared to 56.6% in the second quarter of 2015

•	Repeat customers placed 1.7 million orders in the second quarter of 2016, an increase of 52.1% year over year

•	Orders delivered in the second quarter of 2016 were 2.9 million, an increase of 49.6% year over year

•	Average order value was $258 for the second quarter of 2016, compared to $225 in the second quarter of 2015

•	In the second quarter of 2016, 38.4% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 34.1% in the second quarter of 2015

Webcast and Conference Call

Wayfair will host a conference call and webcast to discuss its second quarter 2016 financial results today at 8:00 a.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 46867885. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of brands includes:

•	Wayfair.com, an online destination for all things home

•	Joss & Main, where beautiful furniture and finds meet irresistible savings

•	AllModern, a go-to online source for modern design

•	DwellStudio, a design house for fashion-forward modern furnishings

•	Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair generated $786.9 million in net revenues for second quarter 2016. Wayfair employed 5,398 people as of June 30, 2016 and is headquartered in Boston, Massachusetts with operations throughout North America and Europe.

Media Relations Contact:
Jane Carpenter, 617-502-7595
jcarpenter@wayfair.com

Investor Relations Contact:
Julia Donnelly
IR@wayfair.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
Factors that could cause or contribute to differences in our future results include, but are not limited to: economic factors, such as interest rates and currency exchange fluctuations; our ability to acquire new customers; our ability to sustain and/or manage our growth; our ability to increase our net revenue per active customer; and our ability to build and maintain strong brands. A further list and description of these risks, uncertainties and other factors can be found under Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s subsequent filings with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue (“Adjusted EBITDA Margin”), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, provision for income taxes, and non-recurring items. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of managers to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of managers.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less net cash used to purchase property and equipment and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, provision for income taxes, and non-recurring items divided by weighted average shares. Wayfair believes that adding back equity-based compensation expense and related taxes, provision for income taxes, and non-recurring items as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA
Net loss	$(48,274)	$(19,334)	$(89,479)	$(46,470)
Depreciation and amortization	12,578	7,400	23,065	14,144
Equity based compensation and related taxes	11,295	7,101	21,957	15,263
Interest (income), net	(531)	(308)	(1,083)	(572)
Other (income) expense, net	(246)	96	(915)	204
Provision for income taxes	321	73	638	119
Adjusted EBITDA	$(24,857)	$(4,972)	$(45,817)	$(17,312)

Net revenue	$786,928	$491,752	$1,534,276	$916,123
Adjusted EBITDA Margin	(3.2)%	(1.0)%	(3.0)%	(1.9)%
A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(48,274)	$(19,334)	$(89,479)	$(46,470)
Equity based compensation and related taxes	11,295	7,101	21,957	15,263
Provision for income taxes	321	73	638	119
Non-GAAP net loss	$(36,658)	$(12,160)	$(66,884)	$(31,088)
Non-GAAP net loss per share, basic and diluted	$(0.43)	$(0.15)	$(0.79)	$(0.37)
Weighted average common shares outstanding, basic and diluted	84,786	83,603	84,615	83,407
The following table presents a reconciliation of free cash flow to net cash used in operating activities for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net cash used in operating activities	$24,903	$28,453	$(26,301)	$(6,749)
Purchase of property and equipment	(37,509)	(13,153)	(61,436)	(25,204)
Site and software development costs	(6,812)	(4,311)	(12,263)	(8,426)
Free cash flow	$(19,418)	$10,989	$(100,000)	$(40,379)

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Consolidated Financial Metrics
Net Revenue	$786,928	$491,752	$1,534,276	$916,123
Adjusted EBITDA	$(24,857)	$(4,972)	$(45,817)	$(17,312)
Free cash flow	$(19,418)	$10,989	$(100,000)	$(40,379)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$755,657	$440,297	$1,467,503	$809,694
Active Customers	6,672	4,044	6,672	4,044
LTM Net Revenue per Active Customer	$404	$357	$404	$357
Orders Delivered	2,930	1,959	5,926	3,756
Average Order Value	$258	$225	$248	$216

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$220,299	$334,176
Short-term investments	82,712	51,895
Accounts receivable, net of allowance of $3,229 and $2,767 at June 30, 2016 and December 31, 2015, respectively	14,163	9,906
Inventories	17,396	19,900
Prepaid expenses and other current assets	88,117	76,446
Total current assets	422,687	492,323
Property and equipment, net	179,142	112,325
Goodwill and intangible assets, net	3,309	3,702
Long-term investments	50,527	79,883
Other noncurrent assets	8,303	6,348
Total assets	$663,968	$694,581
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$265,775	$270,913
Accrued expenses	73,500	51,560
Deferred revenue	53,522	50,884
Other current liabilities	32,344	23,669
Total current liabilities	425,141	397,026
Lease financing obligation	29,856	—
Other liabilities	46,887	55,010
Total liabilities	501,884	452,036

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at June 30, 2016 and December 31, 2015	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 48,105,571 and 45,814,237 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	48	46
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 36,800,012 and 38,496,562 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	37	38
Additional paid-in capital	387,186	378,162
Accumulated deficit	(225,044)	(135,565)
Accumulated other comprehensive loss	(143)	(136)
Total stockholders’ equity	162,084	242,545
Total liabilities and stockholders’ equity	$663,968	$694,581

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net revenue	$786,928	$491,752	$1,534,276	$916,123
Cost of goods sold (1)	598,414	370,951	1,166,706	692,487
Gross profit	188,514	120,801	367,570	223,636
Operating expenses:
Customer service and merchant fees (1)	30,064	18,330	57,414	34,308
Advertising	94,426	61,539	192,103	119,538
Merchandising, marketing and sales (1)	43,273	23,814	81,129	47,048
Operations, technology, general and administrative (1)	69,481	36,591	127,763	69,461
Total operating expenses	237,244	140,274	458,409	270,355
Loss from operations	(48,730)	(19,473)	(90,839)	(46,719)
Interest income, net	531	308	1,083	572
Other income (expense), net	246	(96)	915	(204)
Loss before income taxes	(47,953)	(19,261)	(88,841)	(46,351)
Provision for income taxes	321	73	638	119
Net loss	$(48,274)	$(19,334)	$(89,479)	$(46,470)
Net loss per share, basic and diluted	$(0.57)	$(0.23)	$(1.06)	$(0.56)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	84,786	83,603	84,615	83,407

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$87	$79	$145	$150
Customer service and merchant fees	528	288	861	507
Merchandising, marketing and sales	5,221	3,204	10,322	7,070
Operations, technology, general and administrative	5,459	3,530	10,629	7,536
	$11,295	$7,101	$21,957	$15,263

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(89,479)	$(46,470)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	23,065	14,144
Equity based compensation	20,462	14,234
Other non-cash adjustments	408	749
Changes in operating assets and liabilities:
Accounts receivable	(4,218)	(1,199)
Inventories	2,508	(1,548)
Prepaid expenses and other current assets	(11,650)	(19,533)
Accounts payable and accrued expenses	9,748	2,438
Deferred revenue and other liabilities	22,862	30,583
Other assets	(7)	(147)
Net cash used in operating activities	(26,301)	(6,749)

Cash flows from investing activities
Purchase of short-term and long-term investments	(69,055)	(108,311)
Sale and maturities of short-term investments	67,895	37,000
Purchase of property and equipment	(61,436)	(25,204)
Site and software development costs	(12,263)	(8,426)
Other investing activities, net	—	302
Net cash used in investing activities	(74,859)	(104,639)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(12,374)	(7,837)
Net proceeds from exercise of stock options	130	272
Net cash used in financing activities	(12,244)	(7,565)
Effect of exchange rate changes on cash and cash equivalents	(473)	(332)
Net decrease in cash and cash equivalents	(113,877)	(119,285)

Cash and cash equivalents
Beginning of period	334,176	355,859
End of period	$220,299	$236,574